SETTLEMENT AGREEMENT

         This Settlement Agreement ("Agreement") is made and entered into by and between Sunborne XII, LLC, Caleb Development, LLC and Woodmen Joint Venture, LLP (collectively "Sunborne") and Circuit Technology, Inc. f/d/b/a Circuit
Technology Corporation ("CTC"), CirTran Corporation, Iehab Hawatmeh, Roger Kokozyon, and Raed Hawatmeh (collectively "the CirTran Parties"). Sunborne and the CirTran Parties are jointly referred to as "Parties" and singularly as "Party".

                                    Recitals

         This Agreement is entered into with reference to the following facts:

         A. Sunborne is the owner of an office/warehouse building located at 3650-3750 North Nevada Avenue, Colorado Springs, El Paso County, Colorado (the "Property"), the same having the following legal description: Lots 1 and 2, Block 1, TRW Subdivision No. 2, El Paso County, Colorado.

         B. Pursuant to a Net Lease dated January 8, 1998 ("Master Lease"), Sunborne leased to ETA Technologies Corporation ("ETA") approximately 142,500 square feet of the Property. Subsequently, ETA assigned its leasehold interest to Colorado Electronics Corporation ("CEC").

         C. Pursuant to a Sublease dated November 30, 1998 (the "Sublease"), CEC sublet to CTC approximately 71,500 square feet of the Property (the "Leased Premises").

         D. On or about December 4, 1998, CTC leased approximately 17,327 rentable square feet of the Leased Premises to Parkway Products, Inc. ("Parkway"). In or about October 1999, Parkway vacated its portion of the Leased Premises and ceased paying rent to CTC. The Parties claim that Parkway is in breach of its sublease and that they have a concurrent right to assert claims against Parkway for damages (the "Parkway Claim").

         E. At or about the time CTC occupied the Leased Premises, CTC acquired certain equipment and furniture from Sunborne, which furniture and equipment was formerly owned by CEC (the "CEC personal property"). CTC utilized the CEC personal property in its manufacturing and fabricating operations in the Leased Premises.

         F. In December 1999, CTC defaulted on its Sublease and on other agreements with Sunborne, as a result of which Sunborne retook possession of the Leased Premises.

         G. Sunborne has filed suit against the CirTran Parties in the District Court of El Paso County, Colorado, Case No. 99 CV 2870 ("the Lawsuit). Sunborne claims that CTC is in breach of the Master Lease and the Sublease, that CTC is liable for damages for such breach, that Iehab Hawatmeh, Roger Kokozyon and Raed Hawatmeh are jointly and severally liable for such damages as personal guarantors, and that CirTran is concurrently liable for such damages as a fraudulent transferee of CTC's assets and as a successor corporation of CTC. The CirTran Parties claim, among other things, that Sunborne failed to mitigate its damages. In addition, CTC has asserted a counterclaim against Sunborne for damages resulting from the theft and/or loss of equipment, inventory and furniture belonging to CTC while such personal property was in the custody and control of Sunborne after it retook possession of the Leased Premises. All of the claims and counterclaims in the Lawsuit are collectively referred to herein as "the Claims".

         H. Recognizing the uncertainties and expense of a trial, the Parties hereto desire to settle, adjust and compromise the claims and disputes between them.

                                    Agreement

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and the payment of the sums herein specified, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Settlement Payments.

         a. The CirTran Parties shall pay to Sunborne the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Settlement Amount"), payable as follows:

              i. $25,000.00 upon execution of this Agreement.

              ii. $225,000.00, together with interest at the rate of 8% per annum hereafter, payable within six (6) months from the date of this Agreement. Said amount shall be evidenced by a Confession of Judgment in the form attached hereto as Exhibit A, signed by the CirTran Parties, and delivered to Sunborne contemporaneously with the execution of this Agreement.

     2. Settlement Terms.

         a. The Confession of Judgment may be filed with the court only if the Settlement Amount is not fully paid within six (6) months from the date of this Agreement. Upon the entry of a judgment against the CirTran Parties in accordance with the Confession of Judgment, there shall be a stay of execution on such judgment for a period of six (6) months; provided, however, that upon the filing of the Confession of Judgment Sunborne may begin liquidating the CirTran stock held in escrow as security for the payment of the Settlement Amount, as provided herein.

         b. Sunborne hereby conditionally assigns to the CirTran Parties any and all rights it may have in and to the Parkway Claim; provided, however, that the Net Proceeds of any such settlement or collection shall be distributed as follows:


                  75% to the CirTran Parties (the "CirTran Parties' Share of Net Proceeds")
                  25% to  Sunborne  (the  "Sunborne's  Share  of Net Proceeds").

"Net Proceeds" is defined as gross proceeds of settlement or collection, less attorney fees and costs incurred by the CirTran Parties in prosecution of the Parkway Claim, which attorney fees and costs shall first be reimbursed to the CirTran Parties out of any such settlement or collection. No portion of Sunborne's Share of Net Proceeds shall be credited against the Settlement Amount. In addition, the CirTran Parties' Share of Net Proceeds shall be paid to Sunborne to the extent there is any outstanding balance owed on the Settlement Amount. Once the Settlement Amount has been paid in full, the CirTran Parties' Share of Net Proceeds may be retained by the CirTran Parties.

         c. Sunborne agrees to cooperate with and assist fully the CirTran Parties in their prosecution of the Parkway Claim. Such cooperation and assistance includes, but is not limited to, providing documentation in the possession of Sunborne and testimony by Sunborne employees or agents, if deemed appropriate by counsel for the CirTran Parties.

         d. If the CirTran Parties fail to timely register the shares (ref. Para. 3 below) or abandon or fail to diligently pursue the Parkway Claim, the conditional assignment shall expire, and Sunborne shall have the sole and exclusive rights to and ownership of the Parkway Claim, where after Sunborne shall be entitled to retain 100% of all Net Proceeds without crediting any portion thereof to the Settlement Amount. Abandonment or failure to prosecute shall be conclusively presumed to have occurred if the Parkway Claim is not resolved or suit filed within ninety (90) days of the date of this Agreement.

     3. Security for Payment of Settlement Amount.

         a. As security for payment of the Settlement Amount to Sunborne, CirTran shall, within twenty days following the execution of this Agreement, cause to be issued three million (3,000,000) shares of CirTran common stock to be held in escrow for the benefit of Sunborne by a regulated and licensed brokerage firm. The shares shall be represented by one or more certificates in the form adopted by CirTran's Board of Directors for its common shares and shall bear appropriate legends regarding transferability and the terms of this Agreement. The shares shall, at their issuance to Sunborne, be "restricted securities" as that term is defined in the federal securities laws, and Sunborne hereby acknowledges and agrees, in connection with its receipt of the shares, that (1) it is acquiring the shares hereunder for investment purposes and without any intent to their further distribution or violation of the federal securities laws, (2) the shares have not been registered under either the federal or state securities laws and that they are, therefore, subject to restrictions on transfer, (3) Sunborne is an "accredited investor," as that term is defined under Regulation D of the Securities Act of 1933, as amended, and (4) Sunborne has had the opportunity to review CirTran's filings with the Securities and Exchange Commission ("SEC").

         b. If CirTran has not paid at least 75% of the amounts referenced in paragraph 1.a.ii before the end of the four-month period following the execution of this Agreement, CirTran shall, at its expense, promptly prepare and file with the SEC a registration statement on a form designated by CirTran covering such shares, and shall use diligent commercial efforts to have the registration statement declared effective by the SEC. If any portion of the Settlement Amount remains unpaid after six months from the date of this Agreement, and provided that the registration statement for the shares has been declared effective by the SEC, Sunborne and the escrow agent may commence selling such shares for the account of Sunborne, subject to the restrictions set forth below. All proceeds from the sale of such CirTran common stock (less commissions) shall be credited toward payment of the Settlement Amount, and Sunborne shall render an accounting to the CirTran Parties of all such sales of CirTran common stock not later than the 10th day of each calendar month following the first sale of such common stock. If, within six (6) months, the registration of the escrowed shares of CirTran common stock is not completed and such shares are not replaced with registered, free-trading CirTran common stock in an amount sufficient to allow for the sale of the maximum number of shares under the restrictions set forth in subparagraph d. below, Sunborne may file the Confession of Judgment and proceed with execution thereon.

         c. It is the intent of the Parties that, once the Settlement Amount is fully paid, by whatever means and form of payment, the CirTran Parties shall have no further obligations to Sunborne. Thus, at such time as the Settlement Amount is paid in full, Sunborne (a) shall execute joint instructions to the escrow agent holding the CirTran stock to return all remaining unsold shares of CirTran stock, as well as proceeds from the sale of CirTran stock, to CirTran,
(2) shall return to the CirTran Parties the Confession of Judgment or, if the same has been filed with the court, shall execute and file a satisfaction of judgment, and (3) shall execute and deliver to the CirTran Parties a complete Release in the form attached hereto as Exhibit B.

         d. Sunborne shall be restricted to the sale, on any single day, of no more than 50% of the average daily volume of CirTran's traded shares of common stock, based upon the prior calendar month's average daily volume. Thus, by way of example, if the average daily volume is equal to 80,000 shares, Sunborne may sell no more than 40,000 shares in any one trading day. As a further restriction, Sunborne shall be authorized to sell shares no more frequently than three (3) trading days per week.

         e. Sunborne acknowledges that the CirTran Parties have not made, and do not make, any representations regarding the value of the CirTran stock to be held as security for the payment of the Settlement Amount. The Parties acknowledge that CirTran common stock is currently traded on the "pink sheets" of the over-the-counter (OTC) securities markets. Sunborne acknowledges that it has made its own due diligence investigation as to the value of CirTran's common stock.

     4. Mutual Release. Except for the obligations set forth herein, each Party, for himself or itself, and on behalf of its employees, agents, subsidiaries, partners, partnerships, related entities, affiliates, predecessors, trustees, successors and assigns, hereby releases and forever discharges the other Parties, their shareholders, directors, officers, employees, agents, attorneys, subsidiaries, partners, partnerships, parent, related entities, affiliates, predecessors, trustees, successors and assigns, from all claims, demands, actions, damages, injuries, costs, causes of action and liabilities, legal and equitable, foreseen or unforeseen, which each Party may own or hold as of the Effective Date of this Agreement, or has at any time heretofore owned or held as against the other Parties, and which arise from, relate to or concern the Property, the Claims set forth above, and any claims asserted in the Lawsuit.

     5. Dismissal of Claims. Within twenty days after the Effective Date of this Agreement, the Parties shall file a Stipulation in the Lawsuit dismissing with prejudice CTC's counterclaim against Sunborne. Within twenty days after the Settlement Amount is paid in full, the Parties shall file a Stipulation in the Lawsuit dismissing with prejudice all remaining claims.

     6. Different Facts. The Parties, and each of them, acknowledge that they are fully familiar with the facts and assumptions giving rise to this Agreement, but agree that this Agreement shall remain fully effective and binding as to each of them even if the facts or assumptions turn out to be different from what they now believe them to be.

     7. No Admission. The Parties acknowledge that this Agreement constitutes the settlement of disputed claims and that entering into this Agreement shall not constitute an admission of fault, wrongdoing, liability, or responsibility by a Party.

     8. Costs and Fees. Each Party shall pay his, her or its own costs and attorneys' fees in connection with the Lawsuit, the preparation and execution of this Agreement and any related documents.

     9. No Previous Assignment. Each Party represents and warrants that it has not assigned or otherwise transferred, or purported to assign or otherwise transfer, to any party, directly or indirectly, voluntarily, involuntarily or by operation of law, any rights, claims or causes of action which it may have against the other Party, or any damages, liabilities, losses and costs being released by this Agreement. The Parties each agree to indemnify and hold the other harmless from and against all claims, demands, actions, damages, injuries, costs, causes of action and liabilities of any nature suffered or incurred as a result or any assignment or transfer, or purported assignment or transfer, in breach of the representation and warranty contained in this paragraph.

     10. Entire Agreement. This Agreement contains the entire agreement and understanding between the Parties as to the subject matter of the Agreement, and supersedes all prior agreements, representations, and discussions between the Parties concerning that subject matter. Each Party further declares and represents that, in entering into this Agreement, it has not relied on any promise, inducement, representation, warranty, agreement, or other statement not set forth in this Agreement.

     11. Nonwaiver. None of the provisions of this Agreement shall be considered waived by a Party unless such waiver is given in writing. The failure of a Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

     12. Effect of Subject Headings. Subject headings in this Agreement are inserted for convenience only, and shall not be construed as interpretations of text.

     13. Gender. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     14. Governing Law. This Agreement shall be interpreted, governed, and construed under the laws of the State of Colorado.

     15. Amendment. This Agreement may not be altered or modified by either of the Parties except by an instrument in writing executed by each of them.

     16. Further Assurances. The Parties agree to cooperate promptly and fully in providing and/or executing such additional documents and taking such other actions as may later be determined to be reasonably necessary to effectuate the provisions of this Agreement.

     17. Review of Agreement; Construction. The Parties acknowledge that they have read and understood this Agreement and further acknowledge that, in entering into this settlement, they have been advised by independent attorneys of their choice. Further, each Party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against either Party on the basis that the Party was the drafter.

     18. Attorneys' Fees and Costs. In the event that any action, arbitration or proceeding is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses actually incurred in such action, arbitration or proceeding.

     19. Signature Clause. Each Party represents and warrants that the person who signs below on behalf of that Party has been duly authorized to execute this Agreement on behalf of that Party without the further concurrence or approval of any person, entity or court.

     20. Multiple Originals; Facsimiles. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single document binding on all the Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart. This Agreement may be executed by facsimile signatures, which shall have the same force and effect as original signatures.

     21. Effective Date. This Agreement shall become effective on the date the last of the Parties listed below signs this Agreement ("Effective Date").

     22. Survivability. Representations, obligations, remedies and warranties contained in this Agreement shall survive the Closing of this Agreement.

     IN WITNESS WHEREOF, the Parties have signed this Agreement as of the day and year set forth next to their respective signatures.

SUNBORNE:

SUNBORNE XII, LLC


By:_____________________________                     Dated:  January ____, 2002.
         Its Manager

CALEB DEVELOPMENT, LLC


By:_____________________________                     Dated:  January ____, 2002.
         Its Manager

WOODMEN JOINT VENTURE, LLP


By:_____________________________                     Dated:  January ____, 2002.
         Its General Partner


CIRTRAN PARTIES:

CIRCUIT TECHNOLOGY, INC.
f/d/b/a CIRCUIT TECHOLOGY CORPORATION


By:_____________________________                     Dated:  January ____, 2002.
         Its Former President

CIRTRAN CORPORATION


By:_____________________________                     Dated:  January ____, 2002.
         Its President


________________________________                     Dated:  January ____, 2002.
IEHAB HAWATMEH


________________________________                     Dated:  January ____, 2002.
ROGER KOKOZYON


________________________________                     Dated:  January ____, 2002.
RAED HAWATMEH


STATE OF COLORADO )
                                    ) ss.
COUNTY OF EL PASO )

         Subscribed and sworn to before me this ___ day of January, 2002 by LeRoy Landhuis, as Manager of Sunborne XII, LLC and Caleb Development, LLC, and as General Partner of Woodmen Joint Venture, LLP.

         Witness my hand and seal.

                                            -----------------------------
                                            Notary Public
                                            State of Colorado

                                            My commission expires:

STATE OF UTAH              )
                                    ) ss.
COUNTY OF _____   ___      )

         Subscribed and sworn to before me this ___ day of January, 2002 by Iehab Hawatmeh, individually, as the former President of Circuit Technology, Inc., and as President of CirTran Corporation.

         Witness my hand and seal.

                                            -----------------------------
                                            Notary Public
                                            State of Colorado

                                            My commission expires:



STATE OF CALIFORNIA                 )
                                            ) ss.
COUNTY OF __________                )

         Subscribed and sworn to before me this ___ day of January, 2002 by Raed Hawatmeh.

         Witness my hand and seal.

                                            -----------------------------
                                            Notary Public
                                            State of California

                                            My commission expires:


STATE OF CALIFORNIA                 )
                                            ) ss.
COUNTY OF __________                )

         Subscribed and sworn to before me this ___ day of January, 2002 by Roger Kokozyon.

         Witness my hand and seal.

                                            -----------------------------
                                            Notary Public
                                            State of California

                                            My commission expires:

Approved as to Form:

------------------------------              ------------------------------
Scott W. Johnson                            Patrick J. Maggio
Attorney for Sunborne                       Attorney for CirTran

------------------------------              ------------------------------
Joseph W. Diver                             Robert M. Duitch
Attorney for CTC                            Attorney for Iehab Hawatmeh, Roger
                                            Kokozyon and Raed Hawatmeh

                                   EXHIBIT A


--------------------------------------------------------------------------------
DISTRICT COURT, EL PASO COUNTY, COLORADO

Court Address:         20 E. Vermijo Avenue
                       Colorado Springs, CO  80903








--------------------------------------------------------------------------------
Plaintiff(s):     SUNBORNE XII, LLC,       )
a Colorado limited liability company       )
                                           )        COURT USE ONLY
Defendant(s):     CIRCUIT TECHNOLOGY       )
CORPORATION, a Utah corporation            )    Case Number: 99 CV 2870
                                           )
Third Party Defendant(s):  IEHAB HAWATMEH, )      Div. 3 Ctrm: _________
ROGER KOKOZYON and RAED HAWATMEH           )
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
                             CONFESSION OF JUDGMENT
--------------------------------------------------------------------------------

         Defendants Circuit Technology, Inc. f/d/b/a Circuit Technology Corporation, CirTran Corporation, Iehab Hawatmeh, Roger Kokozyon, and Raed Hawatmeh, hereby confess judgment, jointly and severally, in favor of Plaintiff Sunborne XII, LLC for the principal sum of $225,000.00, said sum to bear interest at the rate of 8% per annum from the date hereof.

         Dated as of the ____ day of _____________, 2002.

CIRCUIT TECHNOLOGY, INC.
f/d/b/a CIRCUIT TECHNOLOGY CORPORATION


By: _______________________________
         Its Former President

                                    EXHIBIT A
                       (Signatures continued on next page)

CIRTRAN CORPORATION


By: _______________________________
         Its Former President


-----------------------------------
IEHAB HAWATMEH


-----------------------------------
ROGER KOKOZYON


-----------------------------------
RAED HAWATMEH

                                     RELEASE

         Sunborne XII, LLC, Caleb Development, LLC and Woodmen Joint Venture, LLP (collectively "Releasors"), for themselves, and on behalf of their employees, agents, subsidiaries, partners, partnerships, related entities, affiliates, predecessors, trustees, successors and assigns, hereby release and forever discharge Circuit Technology, Inc. f/d/b/a Circuit Technology Corporation, CirTran Corporation, Iehab Hawatmeh, Roger Kokozyon, and Raed Hawatmeh (collectively "Releasees"), their shareholders, directors, officers, employees, agents, attorneys, subsidiaries, partners, partnerships, parent, related entities, affiliates, predecessors, trustees, successors and assigns, from all claims, demands, actions, damages injuries, costs, causes of action and liabilities, legal and equitable, foreseen or unforeseen, which each Releasors may own or hold as of the date of this Release, or has at any time heretofore owned or held as against Releasees, and which arise from , relate to or concern the following:

         1. The property located at 3650-3750 North Nevada Avenue, Colorado Springs, El Paso County, Colorado, the same having the following legal description: Lots 1 and 2, Block 1, TRW Subdivision No. 2, El Paso County, Colorado;

         2. The claims set forth in the Settlement Agreement between the parties dated January ___, 2002; and

         3. The claims set forth in Case No. 99 CV 2870, District Court of El Paso County, Colorado.

         Dated this _____ day of ____________________, 2002.

SUNBORNE XII, LLC

By: _______________________________
         Its Manager

CALEB DEVELOPMENT, LLC

By: _______________________________
         Its Manager

WOODMEN JOINT VENTURE, LLP

By: _______________________________
         Its General Partner




                                    EXHIBIT B

--------------------------------------------------------------------------------
DISTRICT COURT, EL PASO COUNTY, COLORADO

Court Address:         20 E. Vermijo Avenue
                       Colorado Springs, CO  80903










----------------------------------------------
Plaintiff(s):     SUNBORNE XII, LLC,          )
a Colorado limited liability company          )
                                              )       COURT USE ONLY
Defendant(s):     CIRCUIT TECHNOLOGY          )
CORPORATION, a Utah corporation               )   Case Number: 99 CV 2870
                                              )
Third Party Defendant(s):  IEHAB HAWATMEH,    )    Div. 3 Ctrm: _________
ROGER KOKOZYON and RAED HAWATMEH              )
----------------------------------------------







--------------------------------------------------------------------------------
                      ORDER APPROVING SETTLEMENT AGREEMENT
--------------------------------------------------------------------------------

         This  matter  comes  before  the Court  pursuant  to a Joint  Motion to
Approve  Settlement  Agreement.   The  Court,  having  reviewed  the  Settlement
Agreement, hereby ORDERS:

         The Settlement Agreement is approved. The trial scheduled for April 2, 2002 is vacated.

         Dated this _____ day of _____________, 2002.

                                               BY THE COURT:


                                               ---------------------------------
                                               District Court Judge